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                                                                 EXHIBIT (j)(2)


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated November 6, 2001 in the Registration
Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Government Securities Fund filed with the Exchange Commission in this Post-Effective Amendment No. 28 to the Registration
Statement under the Securities Act of 1933 (Registration No. 2-90482) and in this Amendment No. 29 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4003).


                                              /s/ Ernst & Young LLP
                                              ----------------------
                                                  ERNST & YOUNG LLP

Chicago, Illinois
January 18, 2002